Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $197 million, or $2.31 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $182 million, or $2.13 PER DILUTED COMMON SHARE

For the fourth quarter of 2021, the Company reports:
•Improvement of 2.3 points in current accident year combined ratio, excluding catastrophe and weather-related losses, compared to the prior year, to 89.5%
•Annualized return on average common equity of 16.4%, and annualized operating return on average common equity of 15.1%
•Book value per diluted common share of $55.78

For the year ended 2021, the Company reports:
•Net income available to common shareholders of $588 million, or $6.90 per diluted common share, and operating income of $436 million, or $5.12 per diluted common share
•Improvement of 3.5 points in current accident year combined ratio, excluding catastrophe and weather-related losses, compared to the prior year, to 88.7%
•Return on average common equity of 12.2%, and operating return on average common equity of 9.1%

Pembroke, Bermuda, January 26, 2022 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2021.
Commenting on the fourth quarter 2021 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:

"This was a strong fourth quarter highlighted by an annualized operating ROE of 15%, a good finish to a year of meaningful progress. Our results provide further evidence that our work in recent years to reposition our portfolio is delivering its intended outcome, and we’re committed to sustaining this momentum and producing consistent profitable growth.

In addition to driving significant improvement to our combined ratio, we continued to optimize balance and volatility in our portfolio as we drive PMLs lower across the entire curve. Further, we continued to capitalize on favorable market conditions to build upon our well-established positions in some of the best performing specialty insurance markets.

Within our Insurance segment, we delivered both record new business growth and total premium, as we produced the largest and most diversified insurance portfolio in the Company’s history. Our insurance business produced a combined ratio of 91.6% for the full year, and we’re focused on delivering performance in-line with the top ranks of the specialty insurance sector. Within our Reinsurance segment, which reported a full year combined ratio of 99%, we took substantial portfolio actions during the year and into the 1/1 renewals to improve the quality and reduce the volatility of the book, and we will continue to do so in 2022.

I’m proud of the commitment and agility demonstrated by our team, as we continued to navigate through a dynamic environment while producing the high level of service that our customers have come to expect from AXIS. We’re excited for the future and focused on building on our progress and further increasing the value that we deliver to all of our stakeholders."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Results*

•Net income available to common shareholders for the fourth quarter of 2021 was $197 million, or $2.31 per diluted common share, compared to a net loss attributable to common shareholders of $(5) million, or $(0.06) per diluted common share, for the fourth quarter of 2020.
•Net income available to common shareholders for the year ended December 31, 2021 was $588 million, or $6.90 per diluted common share, compared to net loss attributable to common shareholders of $(151) million, or $(1.79), for the same period in 2020.
•Operating income1 for the fourth quarter of 2021 was $182 million, or $2.13 per diluted common share1, compared to operating loss of $(16) million, or $(0.20) per diluted common share, for the fourth quarter of 2020.
•Operating income1 for the year ended December 31, 2021 was $436 million, or $5.12 per diluted common share1, compared to operating loss of $(174) million, or $(2.08) per diluted common share, for the same period in 2020.
•Adjusted for dividends declared, book value per diluted common share increased by $1.35, or 2.5%, compared to September 30, 2021.
•Adjusted for dividends declared, book value per diluted common share increased by $2.38, or 4.3%, over the past twelve months.

* Amounts may not reconcile due to rounding differences
1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Loss per diluted common share and operating loss per diluted common share for the quarter and year ended December 31, 2020, were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders or operating loss recognized in these periods.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Fourth Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $214 million, or 16%, to $1.6 billion with an increase of $211 million, or 19%, in the insurance segment, and an increase of $4 million, or 1%, in the reinsurance segment.
•Net premiums written increased by $162 million, or 21% ($160 million, or 20% on a constant currency basis3), to $947 million with an increase of $138 million, or 22%, in the insurance segment, and an increase of $23 million, or 15%, in the reinsurance segment.

	Quarters ended December 31,
KEY RATIOS	2021	2020	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	54.3%	57.4%	(3.1	pts)
Catastrophe and weather-related losses ratio	4.3%	18.4%	(14.1	pts)
Current accident year loss ratio	58.6%	75.8%	(17.2	pts)
Prior year reserve development ratio	(0.7%)	(0.6%)	(0.1	pts)
Net losses and loss expenses ratio	57.9%	75.2%	(17.3	pts)
Acquisition cost ratio	20.4%	21.3%	(0.9	pts)
General and administrative expense ratio	14.8%	13.1%	1.7	pts
Combined ratio	93.1%	109.6%	(16.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.5%	91.8%	(2.3	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $54 million ($42 million, after-tax), (Insurance: $23 million; Reinsurance: $32 million) or 4.3 points, primarily attributable to Quad-state tornadoes, the December Convective Storms which principally impacted the U.S. Southwest and the Upper Midwest, and other weather-related events, compared to $198 million, (Insurance: $118 million; Reinsurance: $80 million) or 18.4 points, in 2020, which included $125 million, or 11.6 points, attributable to the COVID-19 pandemic.
•No change to the net loss estimate of $360 million established in 2020 for the COVID-19 pandemic.
•Net favorable prior year reserve development was $9 million (Insurance: $5 million; Reinsurance: $4 million), compared to $7 million (Insurance: $4 million; Reinsurance: $2 million) in 2020.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures and a discussion of the rationale for the presentation of these items are provided in this press release.
4The current accident year loss ratio, excluding catastrophe and weather-related losses, was calculated by dividing the current accident year losses less estimated pre-tax catastrophe and weather-related losses, net of reinsurance by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Consolidated Underwriting Highlights

•Gross premiums written increased by $859 million, or 13% ($786 million or 12% on a constant currency), to $7.7 billion with an increase of $845 million, or 21%, in the insurance segment and an increase of $14 million, or 1%, in the reinsurance segment.
•Net premiums written increased by $590 million, or 14% ($523 million or 12%, on a constant currency), to $4.9 billion with an increase of $537 million, or 23%, in the insurance segment and an increase of $53 million, or 3%, in the reinsurance segment.

	Years ended December 31,
KEY RATIOS	2021	2020	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.1%	57.7%	(2.6	pts)
Catastrophe and weather-related losses ratio	9.5%	17.7%	(8.2	pts)
Current accident year loss ratio	64.6%	75.4%	(10.8	pts)
Prior year reserve development ratio	(0.7%)	(0.3%)	(0.4	pts)
Net losses and loss expenses ratio	63.9%	75.1%	(11.2	pts)
Acquisition cost ratio	19.6%	21.3%	(1.7	pts)
General and administrative expense ratio	14.0%	13.2%	0.8	pts
Combined ratio	97.5%	109.6%	(12.1	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.7%	92.2%	(3.5	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $443 million ($378 million, after-tax), (Insurance: $175 million; Reinsurance: $268 million) or 9.5 points, primarily attributable to Hurricane Ida, Winter Storms Uri and Viola, which principally impacted the state of Texas, July European floods, and other weather-related events, compared to $774 million (Insurance: $443 million; Reinsurance: $330 million), or 17.7 points, in 2020, which included $360 million, or 8.2 points, attributable to the COVID-19 pandemic.
•No change to the net loss estimate of $360 million established in 2020 for the COVID-19 pandemic.
•Net favorable prior year reserve development was $32 million (Insurance: $18 million; Reinsurance: $14 million), compared to $16 million (Insurance: $9 million; Reinsurance: $7 million) in 2020.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Quarters ended December 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$1,315,063	$1,104,299	19.1%
Net premiums written	766,694	628,233	22.0%
Net premiums earned	722,369	589,770	22.5%
Underwriting income (loss)	81,673	(66,002)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	50.8%	56.1%	(5.3	pts)
Catastrophe and weather-related losses ratio	2.9%	20.0%	(17.1	pts)
Current accident year loss ratio	53.7%	76.1%	(22.4	pts)
Prior year reserve development ratio	(0.6%)	(0.7%)	0.1	pts
Net losses and loss expenses ratio	53.1%	75.4%	(22.3	pts)
Acquisition cost ratio	18.9%	20.0%	(1.1	pts)
Underwriting-related general and administrative expense ratio	16.7%	15.9%	0.8	pts
Combined ratio	88.7%	111.3%	(22.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	86.4%	92.0%	(5.6	pts)
nm - not meaningful is defined as a variance greater than +/-100%
•Gross premiums written increased by $211 million, or 19%, primarily attributable to increases in professional lines, liability, property, and marine lines driven by new business and favorable rate changes.
•Net premiums written increased by $138 million, or 22%, reflecting the increase in gross premiums written in the quarter.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $23 million, primarily attributable to Quad-state tornadoes, and other weather-related events, compared to $118 million in 2020, which included $67 million, or 11.4 points, attributable to the COVID-19 pandemic.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, decreased by 5.3 points in the fourth quarter, compared to the same period in 2020, principally due to the impact of favorable pricing over loss trends and generally improved loss experience in several lines of business.
•The acquisition cost ratio decreased by 1.1 points in the fourth quarter, compared to the same period in 2020, primarily due to an increase in ceding commissions.
•The underwriting-related general and administrative expense ratio increased by 0.8 points in the fourth quarter, compared to the same period in 2020, mainly driven by an increase in performance-related compensation costs and personnel costs, partially offset by an increase in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Years ended December 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$4,863,232	$4,018,399	21.0%
Net premiums written	2,894,885	2,357,501	22.8%
Net premiums earned	2,651,339	2,299,038	15.3%
Underwriting income (loss)	224,377	(235,701)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.4%	55.1%	(3.7	pts)
Catastrophe and weather-related losses ratio	6.4%	19.1%	(12.7	pts)
Current accident year loss ratio	57.8%	74.2%	(16.4	pts)
Prior period reserve development ratio	(0.7%)	(0.4%)	(0.3	pts)
Net losses and loss expenses ratio	57.1%	73.8%	(16.7	pts)
Acquisition cost ratio	18.3%	20.1%	(1.8	pts)
Underwriting-related general and administrative expense ratio	16.2%	16.5%	(0.3	pts)
Combined ratio	91.6%	110.4%	(18.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	85.9%	91.7%	(5.8	pts)
nm - not meaningful
•Gross premiums written increased by $845 million, or 21% ($802 million, or 20%, on a constant currency basis), primarily attributable to increases in professional lines, liability, property, and marine lines driven by new business and favorable rate changes.
•Net premiums written increased by $537 million, or 23% ($501 million, or 21% on a constant currency basis), reflecting the increase in gross premiums written.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $175 million, primarily attributable to Hurricane Ida, Winter Storms Uri and Viola, and other weather-related events, compared to $443 million in 2020, which included $204 million, or 8.8 points, attributable to the COVID-19 pandemic.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$247,765	$244,120	1.5%
Net premiums written	180,714	157,216	14.9%
Net premiums earned	515,391	497,598	3.6%
Underwriting income (loss)	54,336	(14,833)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	59.2%	59.0%	0.2	pts
Catastrophe and weather-related losses ratio	6.2%	16.3%	(10.1	pts)
Current accident year loss ratio	65.4%	75.3%	(9.9	pts)
Prior year reserve development ratio	(0.8%)	(0.4%)	(0.4	pts)
Net losses and loss expenses ratio	64.6%	74.9%	(10.3	pts)
Acquisition cost ratio	22.5%	22.9%	(0.4	pts)
Underwriting-related general and administrative expense ratio	3.7%	4.5%	(0.8	pts)
Combined ratio	90.8%	102.3%	(11.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	85.4%	86.4%	(1.0	pts)
nm - not meaningful
•Gross premiums written increased by $4 million, or 1% ($5 million, or 2% on a constant currency basis), primarily attributable to increases in motor and agriculture lines due to new business.
•Net premiums written increased by $23 million, or 15% ($24 million, or 16% on a constant currency basis), reflecting the slight increase in gross premiums written in the quarter together with decreases in premium ceded in catastrophe, credit and surety, and liability lines, partially offset by an increase in premium ceded in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $32 million, primarily attributable to December Convective Storms, Quad-state tornadoes, and other weather-related events, compared to $80 million in 2020, which included $58 million, or 11.6 points, attributable to the COVID-19 pandemic.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 0.2 points in the fourth quarter, compared to the same period in 2020, principally due to changes in business mix attributable to the increase in accident and health business and the decrease in catastrophe, and credit and surety business written in recent periods, largely offset by the impact of favorable pricing over loss trends.
•The acquisition cost ratio decreased by 0.4 points in the fourth quarter, compared to the same period in 2020, primarily due to the impact of retrocessional contracts.
•The underwriting-related general and administrative expense ratio decreased by 0.8 points in the quarter, compared to the same period in 2020, mainly driven by increases in fees related to arrangements with strategic capital partners and net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Years ended December 31,
($ in thousands)	2021	2020	Change
Gross premiums written	$2,822,752	$2,808,539	0.5%
Net premiums written	2,031,739	1,978,908	2.7%
Net premiums earned	2,058,511	2,072,271	(0.7%)
Underwriting income (loss)	41,317	(89,816)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	59.9%	60.6%	(0.7	pts)
Catastrophe and weather-related losses ratio	13.3%	16.2%	(2.9	pts)
Current accident year loss ratio	73.2%	76.8%	(3.6	pts)
Prior year reserve development ratio	(0.6%)	(0.4%)	(0.2	pts)
Net losses and loss expenses ratio	72.6%	76.4%	(3.8	pts)
Acquisition cost ratio	21.3%	22.6%	(1.3	pts)
Underwriting-related general and administrative expense ratio	5.1%	4.8%	0.3	pts
Combined ratio	99.0%	103.8%	(4.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	86.3%	88.0%	(1.7	pts)
nm - not meaningful
•Gross premiums written increased by $14 million, or 1% (decreased by $16 million, or 1% on a constant currency basis), primarily attributable to increases in liability, professional lines, and accident and health lines, largely due to favorable rate changes and new business. In addition, premium adjustments contributed to the increases in professional lines, and accident and health lines. These increases were partially offset by decreases in catastrophe, property, engineering, and motor lines due to non-renewals and decreased line sizes, and a decrease in credit and surety lines attributable to premium adjustments.
•Net premiums written increased by $53 million, or 3% ($22 million, or 1%, on a constant currency basis), reflecting the increase in gross premiums written together with decreases in premiums ceded in catastrophe, property, and credit and surety lines, partially offset by an increase in premiums ceded in liability lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $268 million, primarily attributable to Hurricane Ida, July European floods, Winter Storms Uri and Viola, and other weather-related events, compared to $330 million in 2020, which included $156 million, or 7.6 points, attributable to the COVID-19 pandemic.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $128 million increased from net investment income of $110 million for the fourth quarter of 2020, primarily attributable to positive returns from other investments in 2021. Net realized and unrealized gains recognized in net income for the quarter were $20 million, including net unrealized gains of $19 million ($23 million excluding foreign exchange movements), following an increase in the market value of our equity securities portfolio during the quarter, compared to net realized and unrealized gains of $83 million in the fourth quarter of 2020.

Pre-tax total return on cash and investments5 was 0.3% including foreign exchange movements (0.3% excluding foreign exchange movements6). A decrease in net unrealized gains of $107 million ($104 million excluding foreign exchange movements) were recognized in other comprehensive income in the quarter, compared to an increase in net unrealized gains of $65 million ($19 million excluding foreign exchange movements) recognized during the fourth quarter of 2020. The prior year pre-tax total return was 1.7% including foreign exchange movements (1.3% excluding foreign exchange movements).

For the year ended December 31, 2021, pre-tax total return on cash and investments was 1.3% including foreign exchange movements (1.6% excluding foreign exchange movements), compared to 4.8% including foreign exchange movements (4.4% excluding foreign exchange movements) for the same period in 2020. A decrease in net unrealized gains of $405 million ($361 million excluding foreign exchange movements) were recognized in other comprehensive income in the year, compared to an increase in net unrealized gains of $270 million ($233 million excluding foreign exchange movements) for the same period in 2020.

Our fixed income portfolio book yield was 1.9% at December 31, 2021, compared to 2.3% at December 31, 2020. The market yield was 1.7% at December 31, 2021.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $(5)m and $60m for the quarters ended December 31, 2021 and 2020, respectively, and foreign exchange gains of $(40)m and $55m for the years ended December 31, 2021 and 2020, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at December 31, 2021 was $6.7 billion, including $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2020, with the increase driven by net income generated for the year ended December 31, 2021, partially offset by a decrease in net unrealized gains reported in other comprehensive income following a decrease in the market value of our fixed income portfolio and common share dividends declared.

On December 2, 2021, the Company's Board of Directors authorized the repurchase of up to $100 million of the Company's common shares, which may be effected from time to time in open market or privately negotiated transactions through December 31, 2022. The Company intends to repurchase common shares opportunistically, with the timing and amount of the repurchases depending on a variety of factors, including market conditions and corporate and regulatory considerations.

Book value per diluted common share, calculated on a treasury stock basis, increased by $0.92 in the current quarter, and increased by $0.69 over the past twelve months, to $55.78. The increase in the quarter and over the past twelve months was driven by net income generated, partially offset by a decrease in net unrealized gains reported in other comprehensive income and common share dividends declared.

During the fourth quarter of 2021, the Company declared dividends of $0.43 per common share, which represents an increase of 2.4% and is the 18th consecutive year we have increased dividends since our initial public offering in 2003. The total dividends declared over the past twelve months was $1.69 per common share. Adjusted for dividends declared, the book value per diluted common share increased by $1.35, or 2.5%, for the quarter and increased by $2.38, or 4.3%, over the past twelve months.

7Total capital represents the sum of total shareholders' equity and debt.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, January 27, 2022 at 9:30 AM (EST) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing 1-844-200-6205 (U.S. callers), or 1-929-526-1599 (international callers), and entering the passcode 677389 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-866-813-9403 (U.S. callers), or 44-204-525-0658 (international callers), and entering the passcode 714146. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended December 31, 2021 is available in the Investor Information section of the Company's website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2021 of $5.4 billion and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor’s and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information.  The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020

	2021	2020

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,313,200	$12,041,799
Fixed maturities, held to maturity, at amortized cost	446,016	—
Equity securities, at fair value	655,675	518,445
Mortgage loans, held for investment, at fair value	594,088	593,290
Other investments, at fair value	947,982	829,156
Equity method investments	146,293	114,209
Short-term investments, at fair value	31,063	161,897
Total investments	15,134,317	14,258,796
Cash and cash equivalents	844,592	902,831
Restricted cash and cash equivalents	473,098	600,401
Accrued interest receivable	64,350	65,020
Insurance and reinsurance premium balances receivable	2,622,676	2,738,342
Reinsurance recoverable on unpaid losses and loss expenses	5,017,611	4,496,641
Reinsurance recoverable on paid losses and loss expenses	642,215	434,201
Deferred acquisition costs	465,593	431,439
Prepaid reinsurance premiums	1,377,358	1,194,455
Receivable for investments sold	4,555	2,150
Goodwill	100,801	100,801
Intangible assets	208,717	219,633
Value of business acquired	—	3,854
Operating lease right-of-use assets	103,295	123,579
Other assets	309,792	305,544
Total assets	$27,368,970	$25,877,687

Liabilities
Reserve for losses and loss expenses	$14,653,094	$13,926,766
Unearned premiums	4,090,676	3,685,886
Insurance and reinsurance balances payable	1,324,620	1,092,042
Debt	1,310,975	1,309,695
Payable for investments purchased	31,543	104,777
Operating lease liabilities	119,512	140,263
Other liabilities	427,894	322,564
Total liabilities	21,958,314	20,581,993

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,346,179	2,330,054
Accumulated other comprehensive income	56,536	414,395
Retained earnings	6,204,745	5,763,607
Treasury shares, at cost	(3,749,010)	(3,764,568)
Total shareholders' equity	5,410,656	5,295,694

Total liabilities and shareholders' equity	$27,368,970	$25,877,687
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2021 AND 2020

	Quarters ended		Years ended
	2021 (Unaudited	2020 (Unaudited)	2021 (Unaudited)	2020

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,237,760	$1,087,368	$4,709,850	$4,371,309
Net investment income	128,128	109,503	454,301	349,601
Net investment gains	20,410	83,356	134,279	129,133
Other insurance related income (loss)	7,033	(2,819)	23,295	(8,089)
Total revenues	1,393,331	1,277,408	5,321,725	4,841,954

Expenses
Net losses and loss expenses	716,225	817,239	3,008,783	3,281,252
Acquisition costs	252,180	231,800	921,834	929,517
General and administrative expenses	184,484	143,252	663,304	579,790
Foreign exchange losses	4,632	72,309	315	81,069
Interest expense and financing costs	15,543	15,408	62,302	75,049
Reorganization expenses	—	7,059	—	7,881
Amortization of value of business acquired	771	1,028	3,854	5,139
Amortization of intangible assets	3,260	2,827	12,424	11,390
Total expenses	1,177,095	1,290,922	4,672,816	4,971,087

Income (loss) before income taxes and interest in income (loss) of equity method investments	216,236	(13,514)	648,909	(129,133)
Income tax (expense) benefit	(12,557)	6,291	(62,384)	12,321
Interest in income (loss) of equity method investments	1,213	9,967	32,084	(3,612)
Net income (loss)	204,892	2,744	618,609	(120,424)
Preferred share dividends	7,563	7,563	30,250	30,250
Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	$588,359	$(150,674)

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$2.33	$(0.06)	$6.95	$(1.79)
Earnings (loss) per diluted common share	$2.31	$(0.06)	$6.90	$(1.79)
Weighted average common shares outstanding	84,774	84,341	84,707	84,262
Weighted average diluted common shares outstanding	85,591	84,341	85,291	84,262
Cash dividends declared per common share	$0.43	$0.42	$1.69	$1.65

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2021 AND 2020

	2021			2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,315,063	$247,765	$1,562,828	$1,104,299	$244,120	$1,348,419
Net premiums written	766,694	180,714	947,408	628,233	157,216	785,449
Net premiums earned	722,369	515,391	1,237,760	589,770	497,598	1,087,368
Other insurance related income (loss)	227	6,806	7,033	556	(3,375)	(2,819)
Net losses and loss expenses	(383,246)	(332,979)	(716,225)	(444,444)	(372,795)	(817,239)
Acquisition costs	(136,172)	(116,008)	(252,180)	(117,954)	(113,846)	(231,800)
Underwriting-related general and
administrative expenses(8)	(121,505)	(18,874)	(140,379)	(93,930)	(22,415)	(116,345)
Underwriting income (loss)(9)	$81,673	$54,336	136,009	$(66,002)	$(14,833)	(80,835)

Net investment income			128,128			109,503
Net investment gains			20,410			83,356
Corporate expenses(8)			(44,105)			(26,907)
Foreign exchange losses			(4,632)			(72,309)
Interest expense and financing costs			(15,543)			(15,408)
Reorganization expenses			—			(7,059)
Amortization of value of business acquired			(771)			(1,028)
Amortization of intangible assets			(3,260)			(2,827)
Income (loss) before income taxes and interest in income of equity method investments			216,236			(13,514)
Income tax (expense) benefit			(12,557)			6,291
Interest in income of equity method investments			1,213			9,967
Net income			204,892			2,744
Preferred share dividends			7,563			7,563
Net income (loss) available (attributable) to common shareholders			$197,329			$(4,819)

Net losses and loss expenses ratio	53.1%	64.6%	57.9%	75.4%	74.9%	75.2%
Acquisition cost ratio	18.9%	22.5%	20.4%	20.0%	22.9%	21.3%
General and administrative
expense ratio	16.7%	3.7%	14.8%	15.9%	4.5%	13.1%
Combined ratio	88.7%	90.8%	93.1%	111.3%	102.3%	109.6%
8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $44 million and $27 million for the quarters ended December 31, 2021 and 2020, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2021 (UNAUDITED) AND 2020

	2021			2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$4,863,232	$2,822,752	$7,685,984	$4,018,399	$2,808,539	$6,826,938
Net premiums written	2,894,885	2,031,739	4,926,624	2,357,501	1,978,908	4,336,409
Net premiums earned	2,651,339	2,058,511	4,709,850	2,299,038	2,072,271	4,371,309
Other insurance related income (loss)	1,662	21,633	23,295	2,647	(10,736)	(8,089)
Net losses and loss expenses	(1,514,998)	(1,493,785)	(3,008,783)	(1,697,014)	(1,584,238)	(3,281,252)
Acquisition costs	(484,344)	(437,490)	(921,834)	(461,533)	(467,984)	(929,517)
Underwriting-related general and
administrative expenses(10)	(429,282)	(107,552)	(536,834)	(378,839)	(99,129)	(477,968)
Underwriting income (loss)(11)	$224,377	$41,317	265,694	$(235,701)	$(89,816)	(325,517)

Net investment income			454,301			349,601
Net investment gains			134,279			129,133
Corporate expenses(10)			(126,470)			(101,822)
Foreign exchange losses			(315)			(81,069)
Interest expense and financing costs			(62,302)			(75,049)
Reorganization expenses			—			(7,881)
Amortization of value of business acquired			(3,854)			(5,139)
Amortization of intangible assets			(12,424)			(11,390)
Income (loss) before income taxes and interest in income (loss) of equity method investments			648,909			(129,133)
Income tax (expense) benefit			(62,384)			12,321
Interest in income (loss) of equity method investments			32,084			(3,612)
Net income (loss)			618,609			(120,424)
Preferred share dividends			30,250			30,250
Net income (loss) available (attributable) to common shareholders			$588,359			$(150,674)

Net losses and loss expenses ratio	57.1%	72.6%	63.9%	73.8%	76.4%	75.1%
Acquisition cost ratio	18.3%	21.3%	19.6%	20.1%	22.6%	21.3%
General and administrative
expense ratio	16.2%	5.1%	14.0%	16.5%	4.8%	13.2%
Combined ratio	91.6%	99.0%	97.5%	110.4%	103.8%	109.6%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $126 million and $102 million for the years ended December 31, 2021 and 2020, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2021 AND 2020

	Quarters ended		Years ended
	2021	2020	2021	2020

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$197,329	$(4,819)	$588,359	$(150,674)
Net investment gains(12)	(20,410)	(83,356)	(134,279)	(129,133)
Foreign exchange losses(13)	4,632	72,309	315	81,069
Reorganization expenses(14)	—	7,059	—	7,881
Interest in (income) loss of equity method investments(15)	(1,213)	(9,967)	(32,084)	3,612
Income tax expense	1,849	2,529	14,166	13,023
Operating income (loss)	$182,187	$(16,245)	$436,477	$(174,222)

Earnings (loss) per diluted common share	$2.31	$(0.06)	$6.90	$(1.79)
Net investment gains	(0.24)	(0.99)	(1.57)	(1.53)
Foreign exchange losses	0.05	$0.86	—	0.96
Reorganization expenses	—	0.08	—	0.09
Interest in (income) loss of equity method investments	(0.01)	(0.12)	(0.38)	0.04
Income tax expense	0.02	0.03	0.17	0.15
Operating income (loss) per diluted common share	$2.13	$(0.20)	$5.12	$(2.08)

Weighted average diluted common shares outstanding	85,591	84,341	85,291	84,262

Average common shareholders' equity	$4,822,856	$4,730,795	$4,803,175	$4,757,351

Annualized return on average common equity	16.4%	(0.4%)	12.2%	(3.2%)

Annualized operating return on average common equity(16)	15.1%	(1.4%)	9.1%	(3.7%)

12Tax expense (benefit) of $2 million and $9 million for the quarters ended December 31, 2021 and 2020, respectively, and $11 million and $18 million for the years ended December 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax expense (benefit) of $nil and $(5) million for the quarters ended December 31, 2021 and 2020, respectively, and $3 million and $(4) million for the years ended December 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax expense (benefit) of $(1) million for the quarter and year ended December 31, 2020. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax expense (benefit) of $nil for the quarters and years ended December 31, 2021 and 2020. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Risk and Uncertainties Related to the COVID-19 Pandemic

The determination of the net loss estimate for the COVID-19 pandemic was based on our ground-up assessment of coverage from individual contracts and treaties across all lines of business, and included a review of modeling analyses and market information, where appropriate. In addition, we considered preliminary information received from clients, brokers, and loss adjusters together with global shelter-in-place orders and the outcomes of recent court judgments, including the United Kingdom's Supreme Court ruling.

The net loss estimate related to the COVID-19 pandemic is subject to significant uncertainty. This uncertainty is driven by the inherent difficulty in making assumptions around the impact of the COVID-19 pandemic due to the lack of comparable events, the ongoing nature of the event, and its far-reaching impacts on world-wide economies and the health of the population. These assumptions include:

•the nature and the duration of the pandemic;
•the effects on health, the economy, and our customers;
•the response of government bodies including legislative, regulatory or judicial actions, and social influences that could alter the interpretation of our contracts;
•the coverage provided under our contracts;
•the coverage provided by our ceded reinsurance; and
•the evaluation of the net loss estimate and impact of claim mitigation actions.

The actual net loss for this event may ultimately differ materially from the current net loss estimate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses, including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest, or other unanticipated losses;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency rates;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae Group plc ("Novae"), which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com